SUBSTITUTE POWER OF ATTORNEY

  Under the terms of a power of attorney, dated March 7, 2017 (the "Power of Attorney"), the undersigned, MARK D. AUSTIN, was appointed the true and lawful attorney-in-fact for John J. Zillmer (the "Appointer"), with full power of substitution to:

(1) prepare, execute in the Appointer's name and on the Appointer's behalf , and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the Appointer to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

(2) execute for and on behalf of the Appointer, in the Appointer's capacity as an officer and/or director of CSX CORPORATION (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(3) do and perform any and all acts for and on behalf of the Appointer which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the Appointer, it being understood that the documents executed by such attorney-in-fact on behalf of the Appointer pursuant to the Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

 In accordance with the authority granted under the Power of Attorney, including the power of substitution, the undersigned hereby appoints MICHAEL S. BURNS as a substitute attorney-in-fact, on behalf of the Appointer, with the power to act without any other and with full power of substitution, to exercise and execute all of the powers granted or conferred in the original Power of Attorney. By signature to this Substitute Power of Attorney, Michael S. Burns accepts such appointment.

 This Substitute Power of Attorney shall remain in full force and effect until the Appointer is no longer required to file Forms 3, 4, and 5 with respect to the Appointer's holdings of and transactions in securities issued by the Company, unless earlier revoked by the Appointer in a signed writing delivered to the foregoing attorneys-in-fact.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 21st day of March, 2022.

By:  /s/ Mark D. Austin
Name: Mark D. Austin
Title: Attorney-in-Fact

I ACCEPT THIS APPOINTMENT AND SUBSTITUTION:

By: /s/ Michael S. Burns
Name: Michael S. Burns